Exhibit 10.31

ACCO BRANDS CORPORATION
DEFERRED COMPENSATION PLAN
FOR NON-EMPLOYEE DIRECTORS
RESTATED EFFECTIVE DECEMBER 3, 2019
1.Purpose. This Deferred Compensation Plan for Non-Employee Directors (the “Plan”) has been established by effective January 1, 2006 by ACCO Brands Corporation (the “Company”) to enable the non-employee members of the Board of Directors of the Company (sometimes referred to as “Directors”) to have flexibility with respect to the receipt of income earned for acting as Directors, and is hereby amended and restated effective December 3, 2019. The Plan allows non-employee Directors to receive incentive compensation based on the appreciation of the common stock of the Company (“Stock”) and on the dividends declared on such stock or based on another investment fund as described in this Plan. The Phantom Stock portion of the Plan will also promote a closer identity of interests between such Directors and the shareholders of the Company. The Plan also allows non-employee Directors to elect to defer receipt of compensation payable in the form of Stock by electing instead to receive restricted stock unit awards granted under the LTIP (as defined below).
2.    Definitions. The following definitions are applicable to the Plan:
(a)    “Account” or “Accounts” means one or both of the Phantom Income Account and the Phantom Stock Unit Account, as the context provides.
(b)    “Annual Retainer” means all cash compensation payable to a Participant for serving on the Board or any committee thereof.
(c)    “Board” means the Board of Directors of the Company.
(d)    “Company” means ACCO Brands Corporation and any successor corporation or corporations with or into which ACCO Brands Corporation may be consolidated or merged.
(e)    “Distribution Date” means, except as otherwise provided in the following sentence, the date on which a Participant ceases to be a member of the Board for any reason. Notwithstanding the foregoing, if a Participant elected pursuant to Section 4 to defer compensation that would otherwise have been paid prior to January 1, 2014, then, solely with respect to the portion of the Participant’s Account that is attributable to such compensation, including all Phantom Income Account earnings credits, all Phantom Stock Account value adjustments, and all Dividend Equivalents attributable to such deferred compensation, the term “Distribution Date” shall mean the earlier of the date on which such Participant ceases to be a member of the Board for any reason or the date on which a Change of Control occurs. For avoidance of doubt, the preceding sentence shall have no effect on the Distribution Date for any portion of such Participant’s Account that is not attributable to compensation deferred prior to January 1, 2014. For purposes of this Section 2(e), “Change of Control” means, with respect

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to a Participant, a “change in control event” with respect to the Participant as defined in Section 409A of the Internal Revenue Code (the “Code”) and Treasury Regulation Section 1.409A-3(i)(5), as more specifically provided on Attachment A hereto, and any other authoritative guidance promulgated under Section 409A of the Code hereafter.
(f)    “Dividend Equivalent” means, with respect to Phantom Stock Units credited to a particular Participant, an amount of Phantom Stock Units equal to the value of the dividend which the Participant would have been entitled to receive if the Participant had been the owner, on the record date for a dividend paid on the Stock, of a number of shares of Stock equal to the number of Phantom Stock Units then properly credited to the Phantom Stock Unit Account of the Participant and calculated using Value per Phantom Stock Unit as defined in Section 2(p) of this Plan. “Dividend Equivalents” shall also mean those Dividend Equivalents credited to any RSU to the extent so provided under the applicable RSU award agreement.
(g)    “Effective Date” has the meaning set forth in Section 28.
(h)    “LTIP” means the ACCO Brands Corporation 2005 Long-Term Incentive Plan and any successor or replacement equity incentive plan thereto, including the 2019 ACCO Brands Corporation Incentive Plan.
(i)    “Participant” means any current member of the Board who is not an employee of the Company or any subsidiary of the Company, or any such former member of the Board who has not received a complete distribution of his/her Accounts and of all of his RSU awards deferred under the Plan and who, while on the Board, elected to participate in the Plan.
(j)    “Phantom Income Account” means the hypothetical account established and maintained by the Company for each Participant who elects to defer receipt of his/her Annual Retainer and treat it as if invested in the qualified default investment alternative that would apply to a participant of the same age as such Participant under the ACCO Brands Corporation 401(k) Plan, or such other fund designated by the Committee. For avoidance of doubt, nothing contained herein shall be construed to require that any funds be invested in any such fund.
(k)    “Phantom Stock Unit” means a unit corresponding to the value of, and having the dividend rights associated with, a single share of Stock, credited to a Participant’s Phantom Stock Unit Account in connection with a deferral election of an amount of the Participant’s Annual Retainer pursuant to Section 4 or a reallocation of previous deferrals under Section 6 of the Plan to his/her Phantom Stock Unit Account.
(l)    “Phantom Stock Unit Account” means, with respect to each Participant, an account established and maintained by the Company for the purpose of recording the number of Phantom Stock Units with respect to which that Participant has rights under the Plan.
(m)    “RSU” means a restricted stock unit award granted to a member of the Board pursuant to the LTIP.

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(n)    “Stock” means shares of common stock, $.01 par value, of the Company, or other securities substituted therefore pursuant to the Plan.
(o)    “Stock Compensation” means an award of shares of Stock to a Participant as compensation for serving on the Board or any committee thereof which, in the absence of an election pursuant to this Plan, would be paid by the issuance of shares of Stock rather than the issuance of RSUs.
(p)    “Value per Phantom Stock Unit” as of a given date means the price per share at which the Stock trades on the New York Stock Exchange on that date as determined by using the same valuation methodology used to value Stock for purposes of the LTIP.
3.    Administration. The authority to manage and control the operation and administration of the Plan shall be vested in the Corporate Governance and Nominating Committee of the Board (“Committee”). Subject to the limitations of the Plan, the Committee shall have the sole and complete authority: (a) to interpret the Plan and to adopt, amend and rescind administrative guidelines and other rules and regulations relating to the Plan; (b) to correct any defect or omission or to reconcile any inconsistency in the Plan or in any payment made hereunder; and (c) to make all other determinations and to take all other actions necessary or advisable for the implementation and administration of the Plan. The Committee’s determinations on matters within its authority shall be conclusive and binding upon the Company and all other persons. All expenses associated with the Plan shall be borne by the Company.
4.    Annual Election to Defer Compensation.
(a)    Any Participant may, by written notice to the Company, elect, in lieu of receipt of an amount of the Annual Retainer that otherwise would be payable to the Participant, to defer the receipt of all or a portion of such amount and to receive any one or both of credits of Phantom Stock Units and credits to his/her Phantom Income Account in the aggregate amount of such deferral.
(b)    Any Participant may, by written notice to the Company, elect to defer receipt of payment of all or a portion his/her Stock Compensation, by electing instead to receive a number of RSUs equal to the number of shares of Stock the Participant elects to defer. To the extent the Board requires that such equity compensation be issued in the form of RSUs, no election is permitted under this Plan and the terms of the RSU shall be governed exclusively by the LTIP and the applicable RSU award agreement.
(c)    A notice of election under this Section 4 shall be valid only if such election:
(i)    is in writing, signed by the Participant;
(ii)    designates the fiscal year of the Company to which it relates;

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(iii)    designates (A) the amount of deferral of the Annual Retainer that is payable during such fiscal year and the allocation of such deferral among his/her Accounts or (B) the number of shares of Stock Compensation to be deferred as RSUs, or (3) both (A) and (B), as the case may be;
(iv)    affirms that such amount shall be payable on the Participant’s Distribution Date or in accordance with the terms of the applicable RSU award agreement, as applicable, and
(v)
(1)    is filed with the Company on or before December 31 of the fiscal year preceding the fiscal year of the Company in which such Annual Retainer (or installment thereof) is payable or Stock Compensation would otherwise be awarded or, in either such case, if earlier, in which such Board service is rendered; or
(2)    in the case of a new member of the Board, is filed with the Company by the new member within thirty (30) days after becoming a member of the Board, to be effective for the then current fiscal year of the Company, but only with respect to Annual Retainer or Stock Compensation earned through the performance of services after the filing of the notice of election.
Any such notice of election under this Section 4 shall become irrevocable, for the fiscal year for which it is given, on the last date on which it is required to be given under subparagraph (v), and the Participant may modify the election at any time prior to the date on which it becomes irrevocable.
(d)    Any election made by a Participant with respect to his/her Annual Retainer or, with respect to his/her Stock Compensation, as the case may be, shall remain in effect only until the end of the fiscal year with respect to which the election was made, unless the terms of the election form provide for it to remain in effect for subsequent fiscal years until modified or revoked by the Participant in accordance with the foregoing provisions of this Section 4.
5.    Crediting of Deferred Amounts.
(a)    Deferrals of the installment of the Annual Retainer elected pursuant to Section 4, above, shall be credited to and between the Phantom Stock Unit Account and the Phantom Income Account, in the amounts allocated by the electing Participant, as of the first day of the calendar quarter in which such installment of the Annual Retainer otherwise would have been payable but for such election.
(b)    The number of Phantom Stock Units so credited shall be determined by dividing (i) the allocable dollar amount of the deferral for which Phantom Stock Units are elected by (ii) the Value per Phantom Stock Unit on that date.

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(c)    Additions to the Phantom Income Account shall be credited in the dollar amount elected and so allocated.
6.    Reallocation of Accounts. As of each January 1 and July 1, and such other dates as the Committee may permit, a Participant may elect to transfer all or any part of his/her Phantom Stock Unit Account or Phantom Income Account to and between the other such Account. Any such election shall be valid only if it is in writing, signed by the Participant and filed with the Company at least ten (10) days prior to the applicable date. Each of the Participant’s Accounts shall be revalued as of the date preceding the effective date of such transfer, taking into account all Dividend Equivalents (under Section 7) and all deemed earnings credited to the Phantom Income Account (under Section 8) through such preceding valuation date. All transfers between the Phantom Stock Unit Account and Phantom Income Account are subject to all restrictions and reporting requirements under applicable securities laws. For avoidance of doubt, no transfers may be made from an RSU to the Phantom Income Account or vice versa.
7.    Phantom Stock Dividend Equivalents. If, as of the record date for a dividend on the Stock, Phantom Stock Units have been (or should have been) properly credited to the Phantom Stock Unit Account of a Participant, the Company shall credit to the Phantom Stock Unit Account of that Participant as of that record date a Dividend Equivalent for such Phantom Stock Units. Dividend Equivalents under a Phantom Stock Unit Award shall be deemed to be additional Phantom Stock Units. Any such Dividend Equivalent shall similarly be credited with future dividends on the Stock. Dividend Equivalents under an RSU award shall be treated in the manner provided under the applicable RSU award agreement.
8.    Phantom Income Account Earnings Credits. At such dates as the Committee determines, the balance of the Phantom Income Account of each Participant determined as of the most recent valuation date, shall be credited with earnings (or charged with a loss) equal to the yield rate for such period reported by the qualified default investment alternative under the ACCO Brands Corporation 401(k) Plan for a participant in such plan of the same age as the Participant, or such other fund as may be designated by the Committee from time to time.
9.    Phantom Stock Unit Adjustments. In the event of any change in the outstanding shares of Stock by reason of any stock dividend or split, recapitalization, merger, consolidation, combination or exchange of shares, or other similar corporate change, the Committee shall make such adjustments in each Participant’s Phantom Stock Unit Account, including the number of Phantom Stock Units, as it deems to be equitable under the Plan in order fairly to give effect to such change and to the purpose and intent of the Plan.
10.    Redemption and Payment of Phantom Stock Units and Dividend Equivalents. A Participant’s Phantom Stock Unit Account shall be redeemed, within thirty (30) days after the Distribution Date (but shall be deemed available to the Participant on such Distribution Date, for income tax purposes), through a lump-sum cash payment in an amount equal to the product of (i) the number of Phantom Stock Units properly credited to the Participant’s Phantom Stock Unit

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Account on the Distribution Date, multiplied by (ii) the Value per Phantom Stock Unit on the Distribution Date.
11.    Payment of Phantom Income Account. A Participant’s Phantom Income Account shall be paid to the Participant within thirty (30) days after the Participant’s Distribution Date (but shall be deemed available to the Participant on such Distribution Date, for income tax purposes), in a lump sum cash payment equal to the value of that Account on the Distribution Date, together with an amount of Phantom Income Account earnings credits in the manner provided under Section 8 but for the period since the immediately preceding valuation date through the Distribution Date.
12.    Payment of RSUs and Dividend Equivalents. A Participant’s RSU awards (including Dividend Equivalents credited as additional RSUs under such awards) shall be paid to the Participant, in the manner set forth in the applicable RSU award agreement and the LTIP.
13.    Designation of Beneficiary. Each Participant may designate a beneficiary or beneficiaries to receive any amounts payable under the Plan after his death, and may change such designation from time to time, by filing a written designation of beneficiary or beneficiaries with the Committee on a form to be prescribed by the Committee, provided that no such designation shall be effective unless so filed prior to the death of such Participant.
14.    Discretion of Company and Committee. Any decision made or action taken by the Committee arising out of or in connection with the construction, administration, interpretation and effect of the Plan shall lie within the absolute discretion of the Committee and shall be conclusive and binding upon all persons. The Committee shall have the authority to adopt and modify such rules, regulations, and procedures, as it deems necessary for the administration of the Plan. Such rules, regulations, and procedures may be inconsistent with any of the provisions of the Plan that are administrative, procedural or ministerial in nature, and the Plan shall be deemed amended to the extent of such inconsistency.
15.    Absence of Liability. No member of the Board or Committee, or any officer or any other employee of the Company or any subsidiary of the Company shall be liable for any act or action hereunder, whether of commission or omission, taken by any other Board or Committee member or by any other officer, agent or employee or, except in circumstances involving his bad faith, for anything done or omitted to be done by himself.
16.    No Segregation of Cash or Shares. The Company shall not be required to segregate any cash, or any shares of Stock in connection with any Phantom Stock Units or RSUs, credited under the Plan or any other investments in connection with the Phantom Income Accounts. No interest shall be allowable or payable at any time with respect to any Phantom Stock Units or RSUs.
17.    No Rights as a Shareholder. No Participant shall have voting or any other rights or privileges of a shareholder of Stock by reason of the crediting of Phantom Stock Units or RSUs under the Plan.

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18.    Company Not Trustee. The Company shall not, by virtue of any provisions of the Plan, be deemed to be a trustee of any Stock or any other property.
19.    No Property Interest. The crediting of Phantom Stock Units or RSUs or of any amounts to the Phantom Income Account under the Plan shall not create any property interest for a Participant, and the liabilities of the Company to any Participant pursuant to the Plan shall be those of a debtor pursuant to such contractual redemption obligations as arise under the Plan and, as applicable, RSU award agreement, when a Participant ceases to be a member of the Board (or, to the extent provided in an RSU issued prior to January 1, 2014, there occurs a Change of Control). No such obligation of the Company shall be deemed to be secured by any pledge of or other encumbrance on any property of the Company.
20.    No Security. Amounts payable under the Plan shall at all times be subject to the claims of the Company’s general creditors. There shall be no posting of a bond, promissory note or any other safeguard to assure that the Participant will be paid. The sole security for payment under the terms of the Plan is the Company’s promise to pay.
21.    Assignments and Transfers. The rights and interests of a Participant under the Plan may not be assigned, encumbered, pledged or transferred except, in the event of the death of a Participant, to his designated beneficiary or, in the absence of such designation, by will or the laws of descent and distribution. Any such attempted action shall be void, and no such interest shall be in any manner liable for or subject to debts, contracts, liabilities, engagements or torts of any Participant. If any Participant shall become bankrupt or shall attempt to assign, encumber, pledge or transfer any interest in the Plan, then the Committee in its discretion may hold or apply such interest or any part thereof to or for the benefit of such Participant or his designated beneficiary, his spouse, children, blood relatives, or other dependents, or any of them, in such manner and in such proportions as the Committee may consider proper. Notwithstanding the foregoing, the Committee may permit the assignment of all or a portion of a Participant’s interest in the Plan pursuant to a domestic relations order, subject to such restrictions and conditions as the Committee may require.
22.    Director Status. The Plan does not, and will not, give any Participant the right to continue as a Director of the Company, nor will the Plan confer any right to any benefit under the Plan unless such right has specifically accrued under the terms of the Plan.
23.    Gender and Number. In construing the Plan, where the context makes it appropriate, words in any gender shall be deemed to include any other gender, words in the singular shall be deemed to include the plural, and words in the plural shall be deemed to include the singular.
24.    Illinois Law to Govern. All questions pertaining to the construction, regulation, validity and effect of the provisions of the Plan shall be determined in accordance with the laws of the State of Illinois.

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25.    Amendment, Suspension or Termination of the Plan. The Committee may from time to time amend, suspend or terminate in whole or in part (and if suspended or terminated may reinstate) any or all of the provisions of the Plan, except that without the consent of the Participant no amendment, suspension or termination of the Plan shall impair the rights of any Participant as to any Phantom Stock Unit or other Account previously credited to the Participant pursuant to the Plan or any RSU previously awarded pursuant to the LTIP.
26.    Withholding Tax. The Company shall have the right to deduct from any cash payment to be made to any Participant, his designated beneficiary or his estate any taxes required by law to be withheld with respect thereto.
27.    Section 409A. Anything in this Plan to the contrary notwithstanding, no amount shall be deferred by, and no amount deferred shall be distributed to, a Participant unless such deferral or distribution shall in all respects comply with Section 409A of the Code. Without limiting the generality of the foregoing, no distribution shall be made to a Participant by reason of his ceasing to be a member of the Board unless the Participant has incurred a “separation from service” as defined in Section 409A.
28.    Effective Date. The Plan originally took effect with respect to amounts payable to Participants respecting services performed on and after January 1, 2006. This amendment and restatement of the Plan is effective as of December 3, 2019.

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ATTACHMENT A
Change in the Ownership or Effective Control of the Company
Or Change in the Ownership of a Substantial Portion of the Assets of the Company
(a)    A “change in ownership” of the Company shall occur on the date that any one person, or more than one person acting as a group, hereafter acquires ownership of stock of the Company that, together with stock held by such person or group, constitutes more than 50 percent of the total fair market value or total voting power of the stock of the Company. Any increase in the percentage of stock owned by any one person, or persons acting as a group, as a result of a transaction in which the Company acquires its stock in exchange for property will be treated as an acquisition of stock for such purposes. A “change in ownership” shall not have occurred if, following a transfer of stock of the Company (or issuance of stock of the Company), the stock in the Company does not remain outstanding after the transaction (subject to paragraph (c), below).
(b)    A “change in the effective control” of the Company shall occur, notwithstanding the absence of a “change in ownership” under paragraph (a), on the date that:
(1)    any one person, or more than one person acting as a group, acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) ownership of stock of the Company possessing 35 percent or more of the total voting power of the stock of the Company; or
(2)    a majority of members of the Company’s board of directors is replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of the members of the Company’s board of directors prior to the date of the appointment or election.
(c)    A “change in the ownership of a substantial portion of the Company’s assets” occurs on the date that any one person, or more than one person acting as a group, acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) assets from the Company having a total gross fair market value equal to or more than 40 percent of the total gross fair market value of all of the assets of the Company immediately prior to such acquisition or acquisitions. For this purpose, “gross fair market value” means the value of the assets of the Company, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets.
(d)    The foregoing determination of a change in the ownership or effective control of the Company or change in the ownership of a substantial portion of the assets of the Company shall be made with due regard for the rules governing attribution of stock ownership under Section 318(a) of the Code and, for the purposes of this Attachment A, the owner of all outstanding options shall be regarded as an owner of shares of Stock underlying such option.

(e)    In the event of any inconsistency between this Attachment A and applicable Treasury Regulations issued under Section 409A of the Code, the applicable Treasury Regulations shall control and such Treasury Regulations shall otherwise guide the interpretation of terms and conditions under this Attachment A.